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                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos.333-19101, 33-96542, 333-09081, 333-09875,
333-25475, 333-44433 and 333-44441) and the Registration Statements on Form S-8 (Nos. 333-18275, 33-91822, 33-19831, 333-32661 and 333-44443) of
Mack-Cali Realty Corporation of our report dated February 26, 1998, appearing in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP
New York, New York
August 5, 1998